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                                                                  Item 26(n)(ii)


                [letterhead of Sutherland, Asbill & Brennan LLP]

                                 April 19, 2006

Transamerica Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa  52499

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:      /s/ Frederick R. Bellamy
                                               ---------------------------------
                                                     Frederick R. Bellamy

FRB/amv